Exhibit 10.39

                              XYNERGY CORPORATION

                                  (Letterhead)

Via Facsimile & U.S. Mail

June 17, 2004

Weinberg & Company, PA
6100 Glades Road, Suite 314
Boca Raton, Florida 33434

Dear Sir or Madam:

We have retained another accountancy firm to conduct our audit for the period ending December 31, 2003. As required by SEC rules, we have filed the attached Form 8-K for notification.

We are therefore requesting that you write a letter to the Securities and Exchange Commission stating whether you agree or disagree with the statements made in Item 4, section (b) of the Form 8-K and send it to us so we may file it in our subsequent 8KA.

Thank you for your anticipated cooperation in this matter.

Sincerely,

/s/ Raquel Zepeda
-----------------
Raquel Zepeda
President

Enclosures

cc:   Edward A. Rose, Jr., Esq.
      (Outside counsel)